UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 5.02 below for the details of the compensation arrangements between the Company and Mr. E. Leo Cooper, the newly appointed Executive Vice President of Sales and Marketing of the Company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	On February 14, 2008, Mr. Jeffrey McKee resigned his position as Senior Vice President of Sales and Marketing with the Company. Mr. McKee will continue to be employed by the Company as a non-officer in a full-time sales capacity.

(c)	On February 14, 2008, the Board of Directors of the Company appointed Mr. E. Leo Cooper (age 61) as Executive Vice President of Sales and Marketing of the Company. There is no arrangement or understanding between Mr. Cooper and any other person pursuant to which Mr. Cooper was selected to serve as an Executive Officer of the Company. There is no family relationship between Mr. Cooper and any Director or Executive Officer of the Company. Mr. Cooper has over 35 years of sales and marketing experience with an emphasis on healthcare technology and outsourcing solutions. Prior to joining Transcend, Mr. Cooper was Vice President of Sales and Marketing for White Plume Technologies, a healthcare software company, from 2003-2007. Prior to that, Mr. Cooper was Senior Vice President of Sales and Marketing at Payformance and SOURCECORP, companies which provide processing and software solutions for healthcare and other industries. From 1997-1999, Mr. Cooper was Executive Vice President of Sales and Marketing at Transcend Services, Inc. Mr. Cooper spent the first ten years of his career at Xerox in a variety of sales roles. He has a Bachelors degree in Business Administration (Marketing) from the University of Georgia. Prior to joining the Company, except during his previous employment with the Company from 1997-1999, Mr. Cooper had no transactions in excess of $60,000 with the Company, any of its Directors or Executive Officers, any security holder owning more than 5% of the Company’s Common Stock or any member of the immediate family of any of the foregoing persons. The Company’s Board of Directors approved the following compensation for Mr. Cooper effective on Mr. Cooper’s hire date of February 18, 2008: (1) annual salary of $180,000; (2) bonus potential of up to 50% of Mr. Cooper’s annual salary payable if, and only if, Mr. Cooper and the Company achieve certain predetermined, but presently undetermined, mutually agreeable performance goals; (3) commissions equal to 1/2% of the first twelve months of revenue from new sales and (3) incentive stock options to purchase 40,000 shares of Transcend’s Common Stock priced with an exercise price equal to the closing market price per share on Mr. Cooper’s hire date, 25% of which shall vest on each anniversary date of the grant for four years; provided that Mr. Cooper is still an employee of the Company on the designated vesting dates indicated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: February 20, 2008	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)